Exhibit 99.1

For additional information, contact:

Edward C. Barrett
Executive Vice President
Chief Financial Officer
Daytime: 610.603.7251

NASDAQ: VIST
www.VISTfc.com
For Immediate Release

January 25, 2011

VIST Financial Corp. Announces 2010 Earnings & Cash Dividend

Wyomissing, PA: VIST Financial Corp. (“Company”) (NASDAQ: VIST) reported net income for the twelve months ended December 31, 2010 of $3,984,000, a $3,377,000 or a 556.3% increase over net income of $607,000 for the same period in 2009.  The Company also reported net income for the three months ended December 31, 2010 of $1,347,000, a $918,000 or a 214.0% increase over net income of $429,000 for the same period in 2009.

On November 19, 2010, the Company acquired certain assets and assumed certain liabilities of Allegiance Bank of North America (“Allegiance”) of Bala Cynwyd, Pennsylvania, through an FDIC-assisted whole bank acquisition.  The Allegiance acquisition added five full-service locations in Chester and Philadelphia counties, of which the Company expects to close one by March 31, 2011.  As part of the Allegiance acquisition, the Company entered into a loss-sharing agreement with the FDIC that covers a portion of losses incurred after the acquisition date on loans and other real estate owned. As of the acquisition date, the Company recorded $6,999,000 as an indemnification asset, which represents the present value of the estimated loss share reimbursements expected to be received from the FDIC for future losses on covered assets.  As part of the agreement, the FDIC will reimburse the Company for 70% of any losses incurred related to loans and other real estate owned covered under the loss-sharing agreement. Realized losses in excess of the acquisition date estimates will result in the FDIC increasing its reimbursement to the Company to 80%.

The acquisition has been accounted for under the acquisition method of accounting.  The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the November 19, 2010 acquisition date.  Prior to purchase accounting adjustments, the Company assumed approximately $93,000,000 in deposit liabilities and acquired certain assets of approximately $106,000,000. The application of the acquisition method of accounting resulted in recorded goodwill of $1,547,000.  Fair value adjustments include a write-down of $12,925,000 related to the covered loan portfolio, and increased liabilities of $534,000 related to time deposits and $553,000 related to long-term debt.  The Company estimates accretable interest on the covered loan portfolio of approximately $3,500,000 and additional non-interest income of $500,000 related to the accretion of the FDIC indemnification asset, which will be recognized over the remaining maturity of the covered loan portfolio.

The Company further reported that the board of directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on February 4, 2011 payable February 15, 2011.

Commenting on the full year and fourth quarter of 2010, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “Our financial performance in 2010 and the fourth quarter of the year represent a material improvement over 2009 results, however we acknowledge our results continue to be influenced by lagging effects of the national and regional recession.  In spite of the economic headwinds, we are pleased with our linked quarter improvement in core operating earnings, significant loan growth as well as an increase in non-interest income.  Of equal importance, our non-performing asset quality trends continue to remain relatively stable.  Exclusive of certain expenses related to provision expense, other than temporary impairment (“OTTI”) charges on the Company’s investment portfolio, and other real estate expenses, our overall expenses were flat.

Davis continued, “During the year, we experienced an improvement in our net interest margin, which we believe is sustainable at current levels through 2011.  Importantly, our non-interest fee based revenue from our retail banking, insurance, residential mortgage and wealth management businesses continues to represent 31% of our total net revenue.”

Davis further stated, “The Allegiance acquisition contributed $51,000 to our fourth quarter pre-tax net income which included one-time net charges of $117,000.  This strategic acquisition represents a significant market extension of our core Berks, Schuylkill and Montgomery county markets allowing VIST to better serve the financial services needs of customers in Philadelphia and the surrounding suburbs.  We expect this acquisition will be immediately accretive to our shareholders.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our board respects both the need to preserve capital while demonstrating confidence in our future operating results.”

Net Interest Income

For the twelve months ended December 31, 2010, net interest income before the provision for loan losses increased 15.0% to $40,744,000 compared to $35,422,000 for the same period in 2009.  The increase in net interest income for the twelve months resulted from a 2.1% increase in total interest income to $64,087,000 from $62,740,000 and a 14.6% reduction in total interest expense to $23,343,000 from $27,318,000.  For the three months ended December 31, 2010, net interest income before the provision for loan losses increased 11.6% to $10,745,000 compared to $9,627,000 for the same period in 2009.  The increase in net interest income for the three months resulted from a 2.5% increase in total interest income to $16,462,000 from $16,062,000 and a 11.2% decrease in total interest expense to $5,717,000 from $6,435,000.

The increase in total interest income for the three and twelve months ended December 31, 2010 resulted primarily from an increase in average earning assets offset by a decrease in interest rates on mortgage and consumer loans and available for sale investment securities compared to the same period in 2009.  Average earning assets for the three and twelve month periods ended December 31, 2010 increased $104,376,000 and $87,786,000, respectively, compared to the same periods in 2009 due primarily to growth in commercial loans, available for sale investment securities and federal funds sold.

The reduction in total interest expense for the three and twelve months ended December 31, 2010 resulted primarily from lower interest rates compared to the same periods in 2009.  Average interest-bearing liabilities for the three and twelve months ended December 31, 2010 increased $84,015,000 and $80,399,000, respectively, compared to the same periods in 2009.  The increases in interest-bearing liabilities are due primarily to an increase in average interest-bearing deposits for the three and twelve months ended December 31, 2010 of $109,623,000 and $119,445,000, respectively, offset by a net decrease in average borrowings for the three and twelve months ended December 31, 2010 of $25,608,000 and $39,046,000, respectively, compared to the same periods in 2009.

For the twelve months ended December 31, 2010, the net interest margin on a fully taxable equivalent basis was 3.44% as compared to 3.22% for the same period in 2009.  For the three months ended December 31, 2010, the net interest margin on a fully taxable equivalent basis was 3.43% as compared to 3.37% for the same period in 2009.  The increase in net interest margin for the comparative three and twelve month periods ended December 31, 2010 was due mainly to lower cost of funds compared to the same periods in 2009.

Provision for Non-Covered Loans:

The provision for loan losses for the twelve months ended December 31, 2010 was $10,210,000 compared to $8,572,000 for the same period in 2009.  The provision for loan losses for the three months ended December 31, 2010 was $2,050,000 compared to $2,047,000 for the same period in 2009.  As of December 31, 2010, the allowance for loan losses was $14,790,000 compared to $11,449,000 as of December 31, 2009, an increase of 29.2%.  The increase in the provision is due primarily to economic conditions and the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  At December 31, 2010, total non-performing loans were $27,107,000 or 2.8% of total loans compared to $26,951,000 or 3.0% of total loans at December 31, 2009.  Management considers the current allowance for loan losses adequate as of December 31, 2010.

Covered Loans:

The covered loans acquired from Allegiance are shown as a separate line item of the consolidated balance sheet and are not included in the consolidated net loan totals.  Covered loans are also not included in any of the reported credit quality metrics, as they are accounted for separately per generally accepted accounting principle (“GAAP”) requirements.  At December 31, 2010, total non-performing covered loans were $4,408,000 or 6.6% of total covered loans.

Non-Interest Income

Total non-interest income for the twelve months ended December 31, 2010 increased 18.3% to $20,617,000 compared to $17,431,000 for the same period in 2009.  Total non-interest income for the three months ended December 31, 2010 increased 7.8% to $4,774,000 compared to $4,429,000 for the same period in 2009.

For the twelve months ended December 31, 2010, customer service fees decreased to $2,046,000 from $2,443,000, or 16.3%, for the same period in 2009.  For the three months ended December 31, 2010, customer service fees decreased to $436,000 from $589,000, or 26.0%, for the same period in 2009.  The decrease for the comparative three and twelve month periods is due primarily to a decrease in non-sufficient funds charges.

For the twelve months ended December 31, 2010, revenue from mortgage banking activities decreased to $1,082,000 from $1,255,000, or 13.8%, for the same period in 2009.  For the three months ended December 31, 2010, revenue from mortgage banking activities increased to $451,000 from $292,000, or 54.5%, for the same period in 2009.  The comparatives for the three and twelve month periods reflect volume fluctuations of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through VIST Mortgage, a division of VIST Bank.

For the twelve months ended December 31, 2010, revenue from commissions and fees from insurance sales decreased 2.8% to $11,915,000 compared to $12,254,000 for the same period in 2009.  For the three months ended December 31, 2010, revenue from commissions and fees from insurance sales decreased 9.2% to $2,723,000 compared to $3,000,000 for the same period in 2009.  The decrease for the comparative three and twelve month periods is mainly attributed to a decrease in contingency income on insurance products sold through VIST Insurance, LLC, a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2010, other income increased to $2,672,000 from $565,000 for the same period in 2009.  For the three months ended December 31, 2010, other income increased to $287,000 from ($8,000) for the same period in 2009.  The increase in other income for the comparative twelve month period is due primarily to a $1,875,000 gain recognized on the sale of a 25% equity interest in First HSA, LLC related to the transfer of approximately $89,000,000 of Health Savings Account (“HSA”) deposits in the second quarter of 2010 and due to a $272,000 premium paid to the Company resulting from a counterparty exercising a call option to terminate an interest rate swap.

For the twelve months ended December 31, 2010, net realized gains on sales of available for sale securities were $691,000 compared to net realized gains on sales of available for sale securities of $344,000 for the same period in 2009.  For the three months ended December 31, 2010, net realized gains on sales of available for sale securities were $226,000 compared to net realized losses on sales of available for sale securities of $7,000 for the same period in 2009.  The net securities gains are primarily from the planned sale of existing available for sale investment securities and include $122,000 of net losses on the sale of available for sale investment securities related to the Allegiance acquisition.

For the twelve months ended December 31, 2010, net credit impairment losses recognized in earnings resulting from other-than-temporary impairment (“OTTI”) losses on investment securities were $850,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $2,468,000 for the same period in 2009.  For the three month period ended December 31, 2010, net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities were $79,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $150,000 for the same period in 2009.  The net credit impairment losses relate to OTTI charges for estimated credit losses on available for sale and held to maturity pooled trust preferred securities.  For the three and twelve months ended December 31, 2010, the OTTI losses recognized on available for sale and held to maturity pooled trust preferred securities resulted primarily from changes in the underlying cash flow assumptions used in determining credit losses due to provisions relating to such securities included in the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Non-Interest Expense

Total non-interest expense for the twelve months ended December 31, 2010 increased 4.2% to $47,632,000 compared to $45,703,000 for the same period in 2009.  Total non-interest expense for the three months ended December 31, 2010 decreased 0.2% to $12,014,000 compared to $12,034,000 for the same period in 2009.

Salaries and benefits were $21,979,000 for the twelve months ended December 31, 2010, compared to $22,134,000 for the same period in 2009.  Salaries and benefits were $5,557,000 for the three months ended December 31, 2010, compared to $5,318,000 for the same period in 2009.  The decrease in salaries and benefits for the comparative twelve month period is due primarily to a decrease in employer 401(k) matching contributions and commissions paid offset by an increase in base salaries.  The increase in salaries and benefits for the comparative three month period is due primarily to an increase in employee medical insurance costs and the addition of a Chief Information Officer.  Total commissions paid for the twelve months ended December 31, 2010 and 2009 were $1,120,000 and $1,409,000, respectively.  Total commissions paid for the three months ended December 31, 2010 and 2009 were $313,000 and $329,000, respectively.

For the twelve months ended December 31, 2010, occupancy expense increased to $4,415,000 from $4,160,000, or 6.1%, for the same period in 2009.  For the three months ended December 31, 2010, occupancy expense increased to $1,141,000 from $1,086,000, or 5.1%, for the same period in 2009.  The increase for the comparative three and twelve month periods is due primarily to an increase in building lease expense.

For the twelve months ended December 31, 2010, professional services expense increased to $3,093,000 from $2,480,000, or 24.7%, for the same period in 2009.  For the three months ended December 31, 2010, professional services expense increased to $989,000 from $561,000, or 76.3%, for the same period in 2009.  The increase for the comparative three and twelve month periods is due primarily to an increase in accounting fees for accounting related services and consulting fees associated with various corporate projects.  For the three and twelve months ended December 31, 2010, professional services expense included $150,000 of investment banking fees related to the Allegiance acquisition.

For the twelve months ended December 31, 2010, FDIC deposit and other insurance expense decreased to $2,128,000 from $2,479,000, or 14.2%, for the same period in 2009.  For the three months ended December 31, 2010, FDIC deposit and other insurance expense decreased to $460,000 from $565,000, or 18.6%, for the same period in 2009.  The decrease in FDIC deposit and other insurance expense for the comparative twelve month period is due primarily to a $580,000 special industry-wide FDIC deposit insurance premium assessed in 2009.  The decrease in FDIC deposit and other insurance expense for the comparative three month period is due primarily to the sale of a equity interest in HSA deposits in the second quarter of 2010.

For the twelve months ended December 31, 2010, other real estate expense (“OREO”) increased to $4,245,000 from $2,562,000, or 65.7%, for the same period in 2009.  For the three months ended December 31, 2010, OREO expense decreased to $982,000 from $1,587,000, or 38.1%, for the same period in 2009.  OREO expense for the comparative three and twelve month period reflects costs associated with adjusting foreclosed properties to fair value after these assets have been classified as OREO, as well as other costs to operate and maintain OREO property during the holding period.

Income Tax Expense

Income tax benefit for the twelve months ended December 31, 2010 was $465,000, a 77.1% decrease as compared to an income tax benefit of $2,029,000 for the same period in 2009.  Income tax expense for the three months ended December 31, 2010 was $108,000, a 123.8% increase as compared to an income tax benefit of $454,000 for the same period in 2009.  The overall increase in income tax expense for the comparative three and twelve month period is due primarily to an increase in pre-tax income. Included in income tax expense for the three and twelve months ended December 31, 2010 and 2009 is a federal tax benefit from a $5,000,000 investment in an affordable housing, corporate tax credit limited partnership.

Earnings Per Share

Diluted earnings per common share for the twelve months ended December 31, 2010 were $0.37 on average shares outstanding of 6,317,785 compared to diluted (loss) per common share of ($0.18) on average shares outstanding of 5,780,541 for the twelve months ended December 31, 2009.  Diluted earnings per common share for the three months ended December 31, 2010 were $0.14 on average shares outstanding of 6,558,559 compared to diluted (loss) per common share of ($0.01) on average shares outstanding of 5,800,003 for the three months ended December 31, 2009.  The increase in diluted earnings per share for the comparative three and twelve month periods is due primarily to an increase in net income available to common shareholders.

Assets, Liabilities and Equity

Total assets as of December 31, 2010 increased $116,293,000, or 8.9%, to $1,425,012,000 compared to $1,308,719,000 at December 31, 2009.  Total gross loans as of December 31, 2010 increased $43,399,000 or 4.8%, to $954,363,000 compared to $910,964,000 at December 31, 2009.  At December 31, 2010, covered loans attributable to the Allegiance acquisition were $66,770,000.  Total deposits increased $128,382,000, or 12.6%, to $1,149,280,000 compared to $1,020,898,000 at December 31, 2009.  A majority of the increase in deposits is due primarily to the deposits assumed in the Allegiance acquisition as well as growth in NOW, MMDA and Savings deposits.  Total borrowings as of December 31, 2010, decreased $19,574,000, or 12.6%, to $135,280,000 compared to $154,854,000 at December 31, 2009.

Shareholders’ equity as of December 31, 2010 increased $7,019,000, or 5.6%, to $132,447,000 compared to $125,428,000 at December 31, 2009.  In the second quarter of 2010, the Company completed the issuance of approximately $4.8 million in common stock, net of offering costs.  Also included in shareholders’ equity is an unrealized loss position on available for sale and held to maturity securities, net of taxes, as of December 31, 2010, of $4,387,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $4,512,000 at December 31, 2009.

Quarterly Shareholder and Investor Conference Call

VIST Financial will host a quarterly shareholder and investor conference call on Wednesday, January 26, 2011 at 8:30 a.m. EDT.  Interested parties can join the conference call and ask questions by dialing 877.317.6789 or listening through the computer by clicking on the following link:

http://www.talkpoint.com/viewer/starthere.asp?Pres=133961

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  http://www.VISTfc.com.

To replay the conference call, dial 1-877-344-7529 which will be available after 11:00 AM ET on January 26, 2011.  The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, wealth management, and title insurance services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Lancaster Counties.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Federal funds sold	$1,500	$8,475
Investment securities and interest bearing cash	282,649	271,475
Federal Home Loan Bank stock	7,099	5,715
Mortgage loans held for sale	3,695	1,962
Loans:
Commercial loans	787,169	731,256
Consumer loans	116,757	132,054
Mortgage loans	50,437	47,654
Total loans	$954,363	$910,964

Covered loans	$66,770	$—

Earning assets	$1,316,076	$1,198,591

Total assets	$1,425,012	$1,308,719

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$122,450	$102,302
NOW, money market and savings	529,014	458,987
Time deposits	497,816	459,609
Total deposits	$1,149,280	$1,020,898

Borrowings:
Securities sold under agreements to repurchase	$106,843	$115,196
Long-term debt	10,000	20,000
Junior subordinated debt, at fair value	18,437	19,658
Total borrowings	$135,280	$154,854

Total liabilities	$1,292,565	$1,183,291

Shareholders’ equity	$132,447	$125,428

Total liabilities and shareholders’ equity	$1,425,012	$1,308,719

Actual common shares outstanding	6,535,789	5,808,690
Book value per common share	$16.31	$17.22
Tangible book value per common share	$9.33	$9.62

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	Asset Quality Data
	As Of and For The Period Ended
	Twelve Months	Nine Months	Six Months	Three Months	Twelve Months
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
NON-COVERED LOANS AND OREO:
Non-accrual loans	$26,513	$25,938	$22,204	$23,635	$25,140
Loans past due 90 days or more still accruing	594	196	294	204	1,811
Total non-performing loans	27,107	26,134	22,498	23,839	26,951
Other real estate owned	5,303	3,531	5,148	7,441	5,221
Total non-performing assets	$32,410	$29,665	$27,646	$31,280	$32,172

Renegotiated troubled debt	$10,772	$12,975	$6,333	$6,150	$6,245

Loans outstanding at end of period	$954,363	$927,579	$895,584	$904,762	$910,964
Allowance for loan losses	14,790	14,418	12,825	12,770	11,449

Net charge-offs to average loans (annualized)	0.75%	0.77%	0.72%	0.56%	0.58%
Allowance for loan losses as a percent of total loans	1.55%	1.55%	1.43%	1.41%	1.26%
Allowance for loan losses as a percent of total non-performing loans	54.56%	55.17%	57.01%	53.58%	42.49%
Net charge-offs	6,849	5,191	3,234	1,279	5,247

COVERED LOANS AND OREO:
Non-accrual loans	$4,408	n/a	n/a	n/a	n/a
Other real estate owned	247	n/a	n/a	n/a	n/a
Loans outstanding at end of period	66,770	n/a	n/a	n/a	n/a

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances For the Three Months Ended (unaudited)		Average Balances For the Twelve Months Ended (unaudited)
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Assets
Federal funds sold	$33,139	$18,363	$28,128	$11,701
Investment securities and interest bearing cash	282,446	252,497	289,767	242,834
Federal Home Loan Bank stock	6,279	5,715	5,857	5,715
Mortgage loans held for sale	4,729	2,553	2,613	3,507
Loans:
Commercial loans	770,692	733,606	738,104	711,267
Consumer loans	119,006	134,039	124,496	138,381
Mortgage loans	51,818	47,364	50,512	45,950
Total loans	$941,516	$915,009	$913,112	$895,598

Covered loans	$30,968	$—	$7,806	$—

Interest-earning assets	$1,261,830	$1,188,422	$1,233,620	$1,153,640

Goodwill and intangible assets	45,161	44,249	44,410	44,309
Total assets	$1,405,620	$1,292,334	$1,356,530	$1,258,015

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$119,310	$107,159	$111,791	$107,629

Interest bearing deposits:
NOW, money market and savings	518,621	442,027	506,458	379,226
Time deposits	482,542	449,513	452,587	460,374
Total Interest-Bearing Deposits	1,001,163	891,540	959,045	839,600

Total deposits	$1,120,473	$998,699	$1,070,836	$947,229

Short term borrowings	$—	$79	$3,650	$2,694
Securities sold under agreements to repurchase	108,684	118,740	111,265	121,046

Long-term debt	13,043	27,011	11,041	40,672
Junior subordinated debt	18,017	19,522	19,166	19,756

Interest-bearing liabilities	1,140,907	1,056,892	1,104,167	1,023,768

Shareholders’ equity	$135,558	$119,470	$131,973	$118,055

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	(unaudited)		(unaudited)
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Interest income	$16,462	$16,062	$64,087	$62,740
Interest expense	5,717	6,435	23,343	27,318
Net interest income	10,745	9,627	40,744	35,422
Provision for loan losses	2,050	2,047	10,210	8,572
Net Interest Income after provision for loan losses	8,695	7,580	30,534	26,850

Customer service fees	436	589	2,046	2,443
Mortgage banking activities	451	292	1,082	1,255
Commissions and fees from insurance sales	2,723	3,000	11,915	12,254
Brokerage and investment advisory commissions and fees	172	120	737	714
Earnings on investment in life insurance	121	111	423	391
Other commissions and fees	437	482	1,901	1,933
Other income (loss)	287	(8)	2,672	565
Net realized gains (losses) on sales of securities	226	(7)	691	344
Total other-than-temporary impairment losses on investments	(86)	(570)	(869)	(5,569)
Portion of non-credit impairment loss recognized in other comprehensive loss	7	420	19	3,101
Net credit impairment loss recognized in earnings	(79)	(150)	(850)	(2,468)

Total non-interest income	4,774	4,429	20,617	17,431

Salaries and employee benefits	5,557	5,318	21,979	22,134
Occupancy expense	1,141	1,086	4,415	4,160
Furniture and equipment expense	618	650	2,559	2,495
Other operating expense	4,698	4,980	18,679	16,914
Total non-interest expense	12,014	12,034	47,632	45,703
Income (loss) before income taxes	1,455	(25)	3,519	(1,422)
Income tax expense (benefit)	108	(454)	(465)	(2,029)
Net income	1,347	429	3,984	607
Preferred stock dividends and discount accretion	(419)	(412)	(1,678)	(1,649)
Net income (loss) available to common shareholders	$928	$17	$2,306	$(1,042)

Per Common Share Data:
Basic average shares outstanding	6,521,906	5,800,003	6,275,341	5,780,541
Diluted average shares outstanding	6,558,559	5,800,003	6,317,785	5,780,541
Basic earnings (loss) per common share	$0.14	$(0.01)	$0.37	$(0.18)
Diluted earnings (loss) per common share	0.14	(0.01)	0.37	(0.18)
Cash dividends per common share	0.05	0.05	0.20	0.30

Profitability Ratios:
Return on average assets	0.38%	0.13%	0.29%	0.05%
Return on average shareholders’ equity	3.94%	1.42%	3.02%	0.51%
Return on average tangible equity (equity less goodwill and intangible assets)	5.91%	2.26%	4.55%	0.82%
Average Equity to Average Assets	9.64%	9.24%	9.73%	9.38%
Net interest margin (fully taxable equivalent)	3.43%	3.37%	3.44%	3.22%
Effective tax rate	7.42%	1816.00%	-13.21%	142.69%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	December 31,	December 31,
	2010	2009
Assets
Cash and due from banks	$15,443	$18,487
Federal funds sold	1,500	8,475
Interest-bearing deposits in banks	872	410
Total cash and cash equivalents	17,815	27,372

Mortgage loans held for sale	3,695	1,962
Securities available for sale	279,755	268,030
Securities held to maturity	2,022	3,035
Federal Home Loan Bank stock	7,099	5,715
Loans, net of allowance for loan losses 12/2010 - $14,790; 12/2009 - $11,449	939,573	899,515
Covered loans	66,770	—
Premises and equipment, net	5,639	6,114
Other real estate owned	5,303	5,221
Covered other real estate owned	247	—
Identifiable intangible assets	3,795	4,186
Goodwill	41,858	39,982
Bank owned life insurance	19,373	18,950
FDIC prepaid deposit insurance	3,985	5,712
FDIC indemnification asset	7,003	—
Other assets	21,080	22,925
Total assets	$1,425,012	$1,308,719

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$122,450	$102,302
Interest bearing	1,026,830	918,596
Total deposits	1,149,280	1,020,898
Securities sold under agreements to repurchase	106,843	115,196
Long-term debt	10,000	20,000
Junior subordinated debt, at fair value	18,437	19,658
Other liabilities	8,005	7,539
Total liabilities	1,292,565	1,183,291

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% (increasing to 9% in 2014) cumulative preferred stock issued and outstanding; Less: discount of $1,587 at December 31, 2010 and $1,908 at December 31, 2009	23,520	23,092
Common stock, $5.00 par value; authorized 20,000,000 shares; issued: 6,546,273 shares at December 31, 2010 and 5,819,174 shares at December 31, 2009	32,732	29,096
Stock Warrants	2,307	2,307
Surplus	65,506	63,744
Retained earnings	12,960	11,892
Accumulated other comprehensive loss	(4,387)	(4,512)
Treasury stock: 10,484 shares at cost	(191)	(191)
Total shareholders’ equity	132,447	125,428
Total liabilities and shareholders’ equity	$1,425,012	$1,308,719

SELECTED HIGHLIGHTS

Common Stock (VIST)
Cash Dividends Declared
October 2009	$0.05
January 2010	$0.05
April 2010	$0.05
July 2010	$0.05
October 2010	$0.05

Common Stock (VIST)
Quarterly Closing Price
12/31/2009	$5.25
03/31/2010	$8.97
06/30/2010	$7.66
09/30/2010	$7.08
12/31/2010	$7.16

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Interest and dividend Income
Interest and fees on loans	$13,662	$12,774	$51,158	$49,900
Interest on securities:
Taxable	2,388	2,939	10,920	11,453
Tax-exempt	377	326	1,646	1,253
Dividend income	20	17	59	115
Other interest income	15	6	304	19
Total interest and dividend income	16,462	16,062	64,087	62,740

Interest Expense
Interest on deposits	3,970	4,711	16,664	19,989
Interest on short-term borrowings	—	—	18	18
Interest on securities sold under agreements to repurchase	1,204	1,124	4,789	4,421
Interest on long-term debt	131	253	408	1,509
Interest on junior subordinated debt	412	347	1,464	1,381
Total interest expense	5,717	6,435	23,343	27,318

Net interest income	10,745	9,627	40,744	35,422
Provision for loan losses	2,050	2,047	10,210	8,572
Net interest income after provision for loan losses	8,695	7,580	30,534	26,850

Non-interest income:
Customer service fees	436	589	2,046	2,443
Mortgage banking activities, net	451	292	1,082	1,255
Commissions and fees from insurance sales	2,723	3,000	11,915	12,254
Broker and investment advisory commissions and fees	172	120	737	714
Earnings on investment in life insurance	121	111	423	391
Other commissions and fees	437	482	1,901	1,933
Gain on sale of equity interest	—	—	1,875	—
Other income (loss)	287	(8)	797	565
Net realized gains (losses) on sales of securities	226	(7)	691	344
Total other-than-temporary impairment losses on investments	(86)	(570)	(869)	(5,569)
Portion of non-credit impairment loss recognized in other comprehensive loss	7	420	19	3,101
Net credit impairment loss recognized in earnings	(79)	(150)	(850)	(2,468)

Total non-interest income	4,774	4,429	20,617	17,431

Non-interest expense:
Salaries and employee benefits	5,557	5,318	21,979	22,134
Occupancy expense	1,141	1,086	4,415	4,160
Furniture and equipment expense	618	650	2,559	2,495
Marketing and advertising expense	230	198	1,022	1,011
Identifiable intangible amortization	126	133	543	647
Professional services	989	561	3,093	2,480
Outside processing expense	987	932	3,908	3,983
FDIC deposit and other insurance expense	460	565	2,128	2,479
Other real estate owned expense	982	1,587	4,245	2,562
Other expense	924	1,004	3,740	3,752
Total non-interest expense	12,014	12,034	47,632	45,703

Income (loss) before income taxes	1,455	(25)	3,519	(1,422)
Income tax expense (benefit)	108	(454)	(465)	(2,029)
Net income	1,347	429	3,984	607
Preferred stock dividends and discount accretion	(419)	(412)	(1,678)	(1,649)
Net income (loss) available to common shareholders	$928	$17	$2,306	$(1,042)

Per Common Share Data
Average shares outstanding	6,521,906	5,800,003	6,275,341	5,780,541
Basic earnings (loss) per common share	$0.14	$(0.01)	$0.37	$(0.18)
Average shares outstanding for diluted earnings per share	6,558,559	5,800,003	6,317,785	5,780,541
Diluted earnings (loss) per common share	$0.14	$(0.01)	$0.37	$(0.18)
Cash dividends declared per common share	$0.05	$0.05	$0.20	$0.30